EXHIBIT 99.1

HMS TO ACQUIRE PAYMENT ACCURACY BUSINESS FROM INTRADO

Addition of Leading Service Provider to Commercial and Medicare Advantage Health Plans to
Expand Breadth of HMS’ Prospective and Retrospective Claims Accuracy Services

IRVING, Texas – November 21, 2019 – HMS Holdings Corp. (Nasdaq: HMSY) today announced it has signed a definitive agreement to acquire Accent, a payment accuracy and cost containment business. HMS will purchase Accent from Intrado Corporation (f/k/a West Corporation) for approximately $155 million, plus net working capital on a cash-free and debt-free basis, which HMS expects to fund with cash on hand.

“HMS and Accent are an outstanding strategic fit, and this combination offers numerous benefits for our clients and stakeholders,” said Bill Lucia, HMS Chairman and CEO. “Our collective strengths will provide expanded payment accuracy capabilities across the healthcare payer landscape, and advance cost containment opportunities in the industry.

”The addition of Accent’s capabilities will open up a new coordination of benefits market for HMS with commercial payers, and extends our push into the Medicare COB market,” Lucia added. “Accent’s ideation expertise will also expand our range of edit and audit solutions, and enhance our skills across all of our COB and Payment Integrity solutions.”

Accent’s offerings include comprehensive prospective and retrospective claims accuracy solutions, which incorporate both cost avoidance and overpayment recovery services. Its capabilities and client base are highly complementary to HMS, providing immediate market expansion and growth opportunities. Accent’s broad spectrum of healthcare payer clients include large commercial health plans, Blue Cross and Blue Shield plans, provider-sponsored health plans, Medicare Advantage plans, third-party administrators and self-insured employer groups.

Transaction Details

Accent has a solid history of positive operating profitability and cash flows. The business generated approximately $50 million in net revenue in the last 12 months, based on unaudited, internal segment performance disclosures, and produced adjusted EBITDA margins that are comparable to HMS’ overall company margin.

The closing of the transaction is subject only to customary closing conditions and regulatory approvals, including expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The transaction is expected to be completed in the fourth quarter of this fiscal year.

About HMS

HMS advances the healthcare system by helping healthcare organizations reduce costs and improve health outcomes. Through our industry-leading technology, analytics and engagement solutions, we save billions of dollars annually while helping consumers lead healthier lives. HMS provides a broad range of coordination of benefits, payment integrity and population health management solutions that help move the healthcare system forward. Visit us at www.hms.com follow us on Twitter at @HMSHealthcare.

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HMS and the HMS logo are registered trademarks of HMS Holdings Corp. and/or its affiliates. Other names may be trademarks of their respective owners.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements relate to our current expectations, projections and assumptions about our business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “believes,” “expects,” “future,” “may,” “plans,” “will,” “should,” “plans,” “anticipates,” “intends,” “estimates,” “predicts,” and similar references, although some forward-looking statements may be expressed differently. Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements. Factors that could cause or contribute to such differences, include, but are not limited to: our ability to execute our business plans or growth strategy; our ability to innovate, develop or implement new or enhanced solutions or services; the nature of investment and acquisition opportunities we are pursuing, and the successful execution of such investments and acquisitions; our ability to successfully integrate acquired businesses (including Accent) and realize synergies; our ability to comply with current and future legal and regulatory requirements; and other factors, risks and uncertainties described in our most recent Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission. Any forward-looking statements are made as of the date of this press release. Except as may be required by law, we disclaim any obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact: Robert Borchert SVP, Investor Relations robert.borchert@hms.com 469-284-2140	Media Contact: Lacey Hautzinger Sr. Director, External Communications lacey.hautzinger@hms.com 469-284-7240